Exhibit 23.1

CONSENT OF STRADLING YOCCA CARLSON & RAUTH

August 27, 2003

Endologix, Inc.
13900 Alton Parkway, Suite 122
Irvine, California 92618

     Re:      Registration Statement on Form S-3 (SEC File No. 333–107286)

Ladies and Gentlemen:

     We consent to the use of our opinion dated July 23, 2003 as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus which is a part of the Registration Statement.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH